Exhibit 7.26

FORM OF EQUITYHOLDERS AGREEMENT

OF

STATION CASINOS, INC.,

FERTITTA COLONY PARTNERS LLC

AND

FERTITTA PARTNERS LLC

Dated as of                       , 2007

FORM OF EQUITYHOLDERS AGREEMENT
OF
STATION CASINOS, INC.,
FERTITTA COLONY PARTNERS LLC
AND
FERTITTA PARTNERS LLC

TABLE OF CONTENTS

i

Section 6.11	Gaming Suitability	26
Section 6.12	Restructuring, Exchanges, etc., Affecting the Shares	26
Section 6.13	Conflict with Bylaws, Articles of Incorporation or FCP Voteco Operating Agreement	26
Section 6.14	Supermajority Consent Not Required	27

Schedule I	–	Major Actions
Schedule II	–	Ownership of Station Stock
Schedule III	–	List of Designees

ii

FORM OF EQUITYHOLDERS AGREEMENT

OF

STATION CASINOS, INC.,

FERTITTA COLONY PARTNERS LLC

AND

FERTITTA PARTNERS LLC

This EQUITYHOLDERS AGREEMENT (this “Agreement”) of Station Casinos, Inc., a Nevada corporation (“Station”), Fertitta Colony Partners LLC, a Nevada limited liability company (“FCP”), and Fertitta Partners LLC, a Nevada limited liability company (“Fertitta Partners”), dated as of          , 2007, is entered into by and among Station, FCP, Fertitta Partners, FCP Holding, Inc., a Nevada corporation (“Holding”), FCP VoteCo LLC, a Nevada limited liability company (“FCP VoteCo”, and, together with Holding and Fertitta Partners, the “Station Stockholders”) and the Members of FCP and Fertitta Partners listed on the signature pages hereof (the “Members”, and together with the Station Stockholders, the “Equityholders”).  Capitalized terms used herein and not otherwise defined herein has the meanings set forth in Section 1.1.

RECITALS

WHEREAS, on             , 2007, Station consummated the transactions contemplated by that certain Agreement and Plan of Merger by and among Station, FCP, and FCP Acquisition Sub, a Nevada corporation (“FCP Merger Sub”), as amended by that certain Amendment to Agreement and Plan of Merger dated by and among Station, FCP and FCP Merger Sub dated as of May 4, 2007 (the “Merger Agreement”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Members acquired their interests in FCP and Fertitta Partners, respectively; and

WHEREAS, following the consummation of the Merger, the Station Stockholders hold that number and class of shares of common stock of Station as set forth on Schedule II; and

WHEREAS, as a result of the direct and indirect interests of FCP and Fertitta Partners in Station, the Members have a common interest in regulating the disposition of the Members’ interests of FCP and Fertitta Partners and certain other matters relating to the direct and indirect ownership of Station by FCP and Fertitta Partners; and

WHEREAS, the Station Stockholders desire to organize their mutual relationship as the principal stockholders of Station and their participation in the governance of Station, and FCP, Fertitta Partners and the Members desire to (i) restrict the sale, assignment, transfer, encumbrance or other disposition of the Units and (ii) provide for certain other rights and obligations relating to the Units.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS

Section 1.1             Definitions  The following terms used in this Agreement shall have the following meanings.

“Affiliate” of an Equityholder means any other Person controlling, controlled by or under common control with such Equityholder.  For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Equityholder, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, either through the ownership of a majority of such Person’s Voting Stock, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Board of Directors” means the Board of Directors of Station established pursuant to Section 2.1(a) hereof.

“Board of Managers” means the Board of Managers of FCP, Fertitta Partners or FCP VoteCo, as applicable, established pursuant to the FCP Operating Agreement, the Fertitta Partners Operating Agreement or the FCP VoteCo Operating Agreement, respectively.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in New York City, New York or the State of Nevada.

“Bylaws” means the Amended and Restated Bylaws of Station, as amended, modified or supplemented from time to time.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and (ii) with respect to any other Person, any and all partnership, member’s, membership or other equity interests of such Person.

“Cause” for the removal of any Director means such director has been found unsuitable by a Gaming Authority.

“Class A Member(s)” means the Members holding Class A Units.

“Class A Units” means Units of FCP or Fertitta Partners, as applicable, designated as “Class A Units” under the FCP Operating Agreement or Fertitta Partners Operating Agreement, respectively.

“Class B Member(s)” means the Members holding Class B Units.

“Class B Units” means Units of FCP or Fertitta Partners, as applicable, designated as “Class B Units” under the FCP Operating Agreement or Fertitta Partners Operating Agreement, respectively.

“Class C Member(s)” means the Members holding Class C Units.

“Class C Units” means Units of FCP or Fertitta Partners, as applicable, designated as “Class C Units” under the FCP Operating Agreement or Fertitta Partners Operating Agreement, respectively.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Common Stock” means the non-voting common stock, [$0.01 par value per share], and the voting common stock, [$0.01 par value per share], of Station.

“Disability” means a Person is unable to perform the duties arising as a result of his position or employment by Parent by reason of any medically determinable physical or mental impairment that can reasonably be expected to last for a continuous period of not less than 12 months.

“Dragged Members” has the meaning set forth in Section 3.5.3(a).

“Dragged Stockholders” has the meaning set forth in Section 3.4.3(a).

“Dragging Members” has the meaning set forth in Section 3.5.3(a).

“Dragging Stockholders” has the meaning set forth in Section 3.4.3(a).

“Drag Subject Company” has the meaning set forth in Section 3.5.3(a).

“Equityholders” has the meaning set forth in the preamble hereto.

“Equity Interests” of any Person means Capital Stock of such Person or warrants, options or other rights to acquire Capital Stock of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Family Members” means, with respect to any individual, such Person’s spouse, children, siblings, parents and all lineal descendants of such Person’s parents (in each case, natural or adopted).

“Family Trust” means, with respect to any individual, a trust, limited partnership or limited liability company benefiting solely such individual or the Family Members of such individual.

“FCP” has the meaning set forth in the preamble hereto.

“FCP Merger Sub” has the meaning set forth in the Recitals hereof.

“FCP Operating Agreement” means that certain Second Amended and Restated Operating Agreement of FCP dated as of even date herewith.

“FCP VoteCo” has the meaning set forth in the preamble hereto.

“FCP VoteCo Operating Agreement” means that certain Amended and Restated Operating Agreement of FCP VoteCo dated as of even date herewith.

“Fertitta Partners” has the meaning set forth in the preamble hereto.

“Fertitta Partners Operating Agreement” means that certain Amended and Restated Operating Agreement of Fertitta Partners dated as of even date herewith.

“Fertitta Units” has the meaning set forth in Section 2.1(a)(ii).

“Gaming Authority” means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the National Indian Gaming Commission or any agency of any sovereign entity, state, county, city or other political subdivision which has, or may at any time after the date of this Agreement have, jurisdiction over all or any portion of the gaming activities of Station or any of the Subsidiaries, or over ownership of an interest in an entity engaged in gaming activities, or any successor to any such authority.

“Gaming Laws” means those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming or the ownership or management thereof within any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Control Act, as codified in NRS Chapter 463, as amended from time to time, and the regulations of the Nevada Gaming Authorities promulgated thereunder, as amended from time to time.

“Gaming License” shall mean all licenses, consents, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements and orders of registration issued by any Gaming Authority necessary for or relating to the conduct of activities or the ownership of an interest in an entity engaged in activities under the Gaming Laws.

“Holding” has the meaning set forth in the preamble hereto.

“Initial Public Offering” means the closing of the first firm commitment underwritten public offering pursuant to a Registration Statement that became effective after the date hereof covering the offer and sale of Capital Stock for the account of Station or any Subsidiary or any successor thereof (including Newco) that owns or controls substantially all of the assets of Station or its successors to the public, which results in such Capital Stock being listed for trading on the New York Stock Exchange, American Stock Exchange or the NASDAQ Global Market or any other national securities exchange.

“Major Action” has the meaning set forth in Section 2.1(f).

“Member” has the meaning set forth in the preamble hereto.

“Merger Agreement” has the meaning set forth in the Recitals hereof.

“Named Executive Director” has the meaning set forth in Section 2.1(a)(i).

“Named Executive Members” means FCP Class B Holdco LLC, a Nevada limited liability company, FJF Investco, LLC, a Nevada limited liability company, and LJF Investco, LLC, a Nevada limited liability company, in such Persons’ capacities as Members of FCP and Fertitta Partners.

“Named Executive Designees” means FJF Investco, LLC, a Nevada limited liability company, and/or LJF Investco, LLC, a Nevada limited liability company; provided that such Person has obtained all necessary approvals from the Gaming Authorities.

“Named Executive Member Loan” has the meaning set forth in Section 4.1.

“Named Executive Member Loan Amount” has the meaning set forth in

Section 4.1.

“Named Executive Officers” means Frank J. Fertitta III and Lorenzo J. Fertitta.

“Newco” means the resulting publicly traded company following the consummation of an Initial Public Offering.

“Non-voting Stockholders” means Holding and Fertitta Partners.

“NRS” means the Nevada Revised Statutes as in effect on the date hereof and as amended hereafter from time to time.

“Offering Member” has the meaning set forth in Section 3.5.1(a).

“Offering Stockholder” has the meaning set forth in Section 3.4.1(a).

“Permitted Transfer” means (a) any Transfer of Shares or Units, as applicable, by an Equityholder who is not an individual to any Affiliate of such Equityholder; (b) any redemptions and other repurchases of Shares or Units by FCP, Fertitta Partners or Station, as applicable, or any Subsidiary thereof from an employee in connection with the termination of his or her employment with FCP, Fertitta Partners, Station or any Subsidiary pursuant to this Agreement, the FCP Operating Agreement, the Fertitta Partners Operating Agreement, or such employee’s employment agreement; (c) any pledge of Shares or Class A Units or Class B Units, as applicable, made pursuant to a bona fide loan transaction which creates a mere security interest (but not including any foreclosure of such pledge); (d) any Transfer of Shares or Class A

Units or Class B Units, as applicable, by an individual, to a Family Trust with respect to such individual, or otherwise for estate planning or similar purposes solely to such individual’s Family Members; and (e) any distribution by the Sponsor Member of Units of FCP to the limited partners of such Sponsor Member and/or such Sponsor Member’s parent entities.

“Person” means any individual, partnership, limited liability company, association, corporation, trust or other entity.

“Registration Statement” means, in connection with the public offering and sale of Equity Interests of Station or any Subsidiary or any successor thereof (including Newco) that owns or controls substantially all of the assets of Station, a registration statement (including pursuant to Rule 415 under the Securities Act) in compliance with the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Member” has the meaning set forth in Section 3.5.2.

“Selling Stockholder” has the meaning set forth in Section 3.4.2.

“Share Drag Sale” has the meaning set forth in Section 3.4.3(a).

“Share Buyer” has the meaning set forth in Section 3.4.2.

“Share Offer” has the meaning set forth in Section 3.4.1(a)(ii).

“Share Offer Letter” has the meaning set forth in Section 3.4.1(a).

“Share Offer Period” has the meaning set forth in Section 3.4.1(a)(ii).

“Share Offerees” has the meaning set forth in Section 3.4.1(a).

“Share Purchaser” has the meaning set forth in Section 3.4.3(a).

“Share Tag Along Notice” has the meaning set forth in Section 3.4.2.

“Share Tag Sale” has the meaning set forth in Section 3.4.2.

“Share Tag Seller” has the meaning set forth in Section 3.4.2.

“Shares” means the Common Stock and any and all other Capital Stock of Station.

“Sponsor Director” has the meaning set forth in Section 2.1(a)(i).

“Sponsor Member” means FC Investor, LLC, a Delaware limited liability company, in such Person’s capacity as a Member of FCP.

“Station” has the meaning set forth in the preamble hereto.

“Station Stockholder” has the meaning set forth in the preamble hereto.

“Subject Units” has the meaning set forth in Section 3.5.1(a).

“Subject Shares” has the meaning set forth in Section 3.4.1(a).

“Subsidiaries” means all Persons in which Station owns, directly or indirectly, a majority of the Voting Stock or is a general partner or otherwise has the power to control, by agreement or otherwise, the management and general business affairs of such other Person.

“Supermajority” means a majority of the Board of Directors, including at least one Named Executive Director and one Sponsor Director, and a majority of the Board of Managers, including at least one Named Executive Director and one Sponsor Director.

“Tag Along Shares” has the meaning set forth in Section 3.4.2.

“Tag Along Units” has the meaning set forth in Section 3.5.2.

“Transfer,” “Transferee” and “Transferor” have the respective meanings set forth in Section 3.1.

“Unit Buyer” has the meaning set forth in Section 3.5.2.

“Unit Purchaser” has the meaning set forth in Section 3.5.3(a).

“Unit Drag Sale” has the meaning set forth in Section 3.5.3(a).

“Unit Offer” has the meaning set forth in Section 3.5.1(ii).

“Unit Offer Letter” has the meaning set forth in Section 3.5.1(a).

“Unit Offer Period” has the meaning set forth in Section 3.5.1(ii).

“Unit Offerees” has the meaning set forth in Section 3.5.1(a).

“Unit Tag Along Notice” has the meaning set forth in Section 3.5.2.

“Unit Tag Sale” has the meaning set forth in Section 3.5.2.

“Unit Tag Seller” has the meaning set forth in Section 3.5.2.

“Units” with respect to any Member, means the units representing such Member’s interest in FCP or Fertitta Partners, as applicable, as set forth in the books and records of FCP or Fertitta Partners, respectively.

“VoteCo Sponsor Member” means Thomas J. Barrack, Jr. or such Person who is the successor to Thomas J. Barrack, Jr. as Chairman and Chief Executive Officer at Colony Capital, LLC or is designated thereby and is the Transferee of interests in FCP VoteCo pursuant to the terms of the FCP VoteCo Operating Agreement; provided that such Person has obtained all necessary approvals from the Gaming Authorities.

“Voting Stock” of any Person means any Capital Stock or other Equity Interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

Section 1.2             Rules of Interpretation.  Unless the context otherwise clearly requires:  (a) a term has the meaning assigned to it; (b) ”or” is not exclusive; (c) wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (d) provisions apply to successive events and transactions; (e) all references in this Agreement to “including” shall be deemed to be followed by the phrase “without limitation”; (f) all references in this Agreement to designated “Articles,” “Sections,” “paragraphs,” “clauses” and other subdivisions are to the designated Articles, Sections, paragraphs, clauses and other subdivisions of this Agreement, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph, clause or other subdivision; and (g) any definition of or reference to any agreement, instrument, document, statute or regulation herein shall be construed as referring to such agreement, instrument, document, statute or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

ARTICLE 2.  BOARD OF DIRECTORS OF STATION

Section 2.1             Board of Directors.  A Board of Directors shall be established to manage the business and affairs of Station in accordance with the following terms, and FCP VoteCo agrees that it will at all times take all such action as is reasonably required to elect the Board of Directors in accordance with the following terms:

(a)           Appointment and Term of Directors; Vacancies.

(i)            The Board of Directors shall consist of up to five (5) directors, or such other number of members as may be agreed by a Supermajority of the Board of Directors and shall initially consist of three (3) directors.  Subject to Sections 2.1(a)(ii), 2.1(a)(iii), 2.1(a)(iv) and 2.1(a)(v), the Named Executive Officers shall have the right to appoint up to three (3) members of the Board of Directors (each, a “Named Executive Director,” and, collectively, the “Named Executive Directors”), and the VoteCo Sponsor Member shall have the right to appoint up to two (2) members of the Board of Directors (each, a “Sponsor Director,” and, collectively, the “Sponsor Directors”).  The Named Executive Officers shall initially appoint Frank J. Fertitta III and Lorenzo J. Fertitta as Named Executive Directors and the VoteCo Sponsor Member shall initially appoint Thomas J. Barrack, Jr. as a Sponsor Director.  Any member of the Board of Directors may resign at any time upon written notice to the Company; provided, however, that, subject to applicable law, for so long as Frank J. Fertitta III and Lorenzo J. Fertitta serve as a Chief Executive Officer and/or President of Station, the Named Executive Officers shall appoint Frank J. Fertitta III and Lorenzo J. Fertitta to serve as Named Executive Directors.  Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.  The Named Executive Officers shall have the sole right to remove the Named Executive Directors and the VoteCo Sponsor Member shall have the sole right to remove the Sponsor Directors; provided that, the VoteCo Sponsor Member shall remove a Sponsor Director, and the Named Executive Officers shall remove a Named Executive Director, if there is Cause to remove such Sponsor Director or Named Executive Director.  Subject to Sections 2.1(a)(ii), 2.1(a)(iii), 2.1(a)(iv) and 2.1(a)(v), should any individual designated or elected as a member of the Board of Directors be unwilling or unable to serve, or otherwise cease to serve (including by means of removal), a Named Executive Director vacancy shall be filled by the Named Executive Members and a Sponsor Director vacancy shall be filled by the VoteCo Sponsor Member.

(ii)           Upon the death or Disability of both of the Named Executive Officers, the Board of Directors shall be appointed as follows:  (A) if the Named Executive Members continue to own, in the aggregate, more than fifty percent (50%) of the total Class A Units and Class B Units issued by FCP and Class A Units and Class B Units issued by Fertitta Partners (collectively, the “Fertitta Units”) to the Named Executive Members on the date hereof, the Named Executive Designees shall have the right to appoint two (2) members of the Board of Directors, which directors shall be deemed to be Named Executive Directors, and the VoteCo Sponsor Member shall be entitled to appoint three (3) members of the Board of Directors, which directors shall be deemed to be Sponsor Directors; (B) if such Named Executive Members continue to own, in the aggregate, fifty percent (50%) or less but greater than twenty-five percent (25%) of the total number of Fertitta Units issued to the Named Executive Members on the date hereof, the Named Executive Designees shall have the right to appoint one (1) member of the Board of Directors, the VoteCo Sponsor Member shall be entitled to appoint three (3) members of the Board of Directors and one (1) member of the Board of Directors shall be appointed as mutually agreed by such Named Executive Designees and the VoteCo Sponsor Member; (C) if such Named Executive Members continue to own, in the aggregate, twenty-five percent (25%) or less but greater than ten percent (10%) of the total number of Fertitta Units issued to the Named Executive Members on the date hereof, one (1) member of the Board of Directors shall be appointed as mutually agreed by the Named Executive Designees and the VoteCo Sponsor Member, and the VoteCo Sponsor Member shall be entitled to appoint four (4) members of the Board of Directors; and (D) if such Named Executive Members continue to own, in the aggregate, less than ten percent (10%) of the total number of Fertitta Units issued to the Named Executive Members on the date hereof, the Named Executive Designees shall not have the right to appoint any members to the Board of Directors and all members of the Board of Directors shall be appointed by the VoteCo Sponsor Member; provided that if the members of the Board of Directors are being appointed pursuant to Section 2.1(a)(ii)(B) or 2.1(a)(ii)(C), then no action of the Board of Directors shall require the approval of a Supermajority of the

Board of Directors; provided, further, that the Named Executive Designees may only appoint those individuals set forth on Schedule III as their designee(s) to the Board of Directors or such other individual(s) reasonably acceptable to the VoteCo Sponsor Member; provided, further, that the Named Executive Directors appointed pursuant to Section 2.1(a)(ii)(A) shall be required to make timely decisions and shall not be permitted to abstain from any decision that requires the approval of a Supermajority of the Board of Directors.

(iii)          In the event at least one Named Executive Officer continues to serve as a member of the board of directors of Station and as Chief Executive Officer and/or President of Station, the Board of Directors shall be appointed as follows:  if the Named Executive Members continue to own, in the aggregate, twenty-five percent (25%) or less of the total number of Fertitta Units issued to the Named Executive Members on the date hereof, the Named Executive Officers and the Named Executive Designees shall have the right to appoint two (2) members of the Board of Directors, which directors will be deemed to be Named Executive Directors, and the VoteCo Sponsor Member shall be entitled to appoint three (3) members of the Board of Directors, which directors will be deemed to be Sponsor Directors; provided that if the members of the Board of Directors are being appointed pursuant to this Section 2.1(a)(iii) and the Named Executive Members continue to own, in the aggregate, less than ten percent (10%) of the total number of Fertitta Units issued to the Named Executive Members on the date hereof, then no action of the Board of Directors shall require the approval of a Supermajority of the Board of Directors.

(iv)          In the event at least one Named Executive Officer continues to serve as a member of the board of directors of Station but neither Named Executive Officer is serving as the Chief Executive Officer and/or the President of Station, the Board of Directors shall be appointed as follows:  (A) if the Named Executive Members continue to own, in the aggregate, more than twenty-five percent (25%) of the total number of Fertitta Units issued to the Named Executive Members on the date hereof, the Named Executive Officers and the Named Executive Designees shall have the right to appoint two (2) members of the Board of Directors, which directors shall be deemed to be Named Executive Directors and the VoteCo Sponsor Member shall be entitled to appoint three (3) members of the Board of Directors, which directors shall be deemed to be Sponsor Directors; (B) if the Named Executive Members continue to own, in the aggregate, twenty-five percent (25%) or less but greater than ten percent (10%) of the total number of Fertitta Units issued to the Named Executive Members on the date hereof, the Named Executive Officers and the Named Executive Designees shall have the right to appoint two (2) members of the Board of Directors, which directors shall be deemed to be Named Executive Directors, the VoteCo Sponsor Member shall have the right to appoint two (2) members of the Board of Directors, which directors shall be deemed to be Sponsor Directors, and one (1) member of the Board of Directors shall be appointed as mutually agreed by the Named Executive Officers and the Named Executive Designees and the VoteCo Sponsor Member; and (C) if the Named Executive Members continue to own, in the aggregate, less than ten percent (10%) of the total number of Fertitta Units issued to the Named Executive Members on the date hereof, the Named Executive Officers and the Named Executive Designees shall have the right to appoint two (2) members of the Board of Directors, which directors shall be deemed to be Named Executive Directors, and the VoteCo Sponsor Member shall have the right to appoint three (3) members of the Board of Directors; provided that if the members of the Board of Directors are being appointed pursuant to Section 2.1(a)(iv)(B), 2.1(a)(iv)(C) or 2.1(a)(iv)(D), then no action of the Board of Directors shall require the approval of a Supermajority of the Board of Directors.

(v)           In the event that the members of the Board of Directors are not being appointed pursuant to Section 2.1(a)(ii) and neither Named Executive Officer is serving as (i) the Chief Executive Officer and/or President of Station nor (ii) as a member of the Board of Directors of Station, then the VoteCo Sponsor Member shall have the right to appoint all of the members of the Board of Directors and no action of the Board of Directors shall require the approval of a Supermajority of the Board of Directors.

(b)           Budget.  If a Supermajority of the Board of Directors is required to approve the establishment of the annual budget or business plan and fails to agree on the establishment of such annual budget or business plan, the members of the Board of Directors shall work in good faith to resolve such dispute in a timely manner and each item in the annual budget or business plan shall be 105% of such item in the previous year’s annual budget or business plan, subject to any equitable adjustments for acquisitions, dispositions, new developments or other material changes to Station’s business.

(c)           Quorum and Voting.  During such period of time as any action of the Board of Directors could require approval by a Supermajority of the Board of Directors pursuant to the terms of this Agreement, the presence, in person or by proxy, of at least one Named Executive Director and one Sponsor Director shall constitute a quorum for the transaction of business.  At any time when no possible action of the Board of Directors would require the approval of a Supermajority of the Board of Directors, a whole number of directors equal to at least a majority of the entire Board of Directors, either present or represented by proxy, shall constitute a quorum for the transaction of business, but if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, provided that notice of adjournment and the time and place of the rescheduled meeting shall be given to all of the directors not then in attendance.  Except as otherwise provided by this Agreement, the vote of a majority of the directors present at a meeting at which a quorum is present or at an adjourned meeting shall be the act of the Board of Directors.

(d)           Proxies.  Each director entitled to vote at a meeting of the Board of Directors may authorize another director to act for him or her by proxy.  Each proxy shall be signed by the director giving such proxy.

(e)           Expenses; Compensation.  Station shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board of Directors and any committee of the Board of Directors.  Members of the Board of Directors shall not be entitled to receive compensation for services to Station or its Subsidiaries in their capacities as members of the Board of Directors or the board of directors of any Subsidiary.

(f)            Major Actions.  Notwithstanding anything to the contrary in this Agreement, the consent of a Supermajority of the Board of Directors shall be required for Station to, or to authorize any of the Subsidiaries to, take any of the actions set forth on Schedule I (each, a “Major Action”).

Section 2.2             Station Executives.  So long as the Named Executive Members hold, in the aggregate, two and one-half percent (2.5%) or more of the total number of issued and outstanding Units of FCP and Fertitta Partners, each Named Executive Officer shall retain the title, rights, duties and responsibilities held at Station immediately prior to the date of this Agreement.  In the event of the death, resignation, Disability or termination of the Chief Executive Officer or President of Station, as applicable, his successor shall be nominated by the other Named Executive Officer and approved in good faith by the consent of a Supermajority of the Board of Directors, which approval shall not be unreasonably withheld.

Section 2.3             Other Activities and Competition.  The members of the Board of Directors shall not be required to manage Station as their sole and exclusive function.  The members of the Board of Directors may engage in or possess any interests in business ventures and may engage in other activities of every kind and description independently or with others in addition to those relating to Station except to the extent expressly provided otherwise in agreements between or among the parties hereto or their Affiliates.  Each Stockholder authorizes, consents to and approves of such present and future activities by such Persons.  Neither Station nor any Station Stockholder shall have any right by virtue of this Agreement or the relationship created hereby in or to other ventures or activities of the members of the Board of Directors or to the income or proceeds derived therefrom except to the extent expressly provided otherwise in agreements between or among the parties hereto or their Affiliates.

Section 2.4             Directors’ Insurance.  Station shall maintain directors’ and officers’ liability insurance covering the full Board of Directors in an amount not less than [$40,000,000] or, if such amount is not available at a reasonable cost, such other amount as is approved by a Supermajority of the Board of Directors and “key man” life insurance for each of the Named Executive Officers in an amount to be approved by a Supermajority of the Board of Directors.

Section 2.5             Additional Shares; Preemptive Rights.

(a)           Station may, at the discretion of a Supermajority of the Board of Directors and subject to the receipt of all required Gaming Licenses under Gaming Laws, issue additional Shares at any time and from time to time to any Person for any amount of consideration, if any, as determined in good faith by the Board of Directors;

(b)           (i)  In the event that Station shall sell or issue Equity Interests of Station to any Person, each Non-voting Stockholder shall have the preemptive right to purchase or subscribe to such Equity Interests on the same terms and conditions as such interests are being offered and sold, such subscription being conditioned upon the actual sale of such Equity Interests; provided, however, that if the Equity Interests to be sold or issued by Station are Voting Stock, then FCP VoteCo, and not the Non-voting Stockholders, shall have the preemptive right to purchase or subscribe to such Voting Stock on the same terms and conditions as such

Voting Stock is being offered and sold or issued; provided, further, that such preemptive rights shall not extend to Equity Interests if such interests are to be issued by Station (1) to effect a merger, (2) pursuant to employee stock option plans, employee stock purchase plans, or other employee benefit plans established exclusively for compensatory purposes, which plans are approved by the Board of Directors, (3) under a plan of reorganization approved in a proceeding under any applicable act of Congress relating to the reorganization of corporations, (4) upon conversion of or exercise of convertible securities, warrants or options, (5) pursuant to a public offering registered under the Securities Act, (6) in connection with any stock split, stock dividend or recapitalization of Station or (7) in connection with bona fide corporate partnering transactions or other bona fide strategic transactions on terms approved by a Supermajority of the Board of Directors the primary purpose of which are not to raise capital for Station.  A Non-voting Stockholder’s pro rata share, for purposes of this Section 2.5, is the ratio of the number of shares of Common Stock owned by such Non-voting Stockholder immediately prior to such issuance bears to the total number of shares of Common Stock held by all Non-voting Stockholders immediately prior to such issuance.

(ii)           Written notice specifying the contemplated date the new Equity Interests are to be sold or issued and the offering terms thereof shall be delivered by Station to each of the Non-voting Stockholders or FCP VoteCo, as applicable, no later than thirty (30) days or earlier than sixty (60) days prior to such contemplated sale or issue date, and each such Non-voting Stockholder or FCP VoteCo, as applicable, shall have until ten (10) days prior to the contemplated sale or issue date specified in such notice to inform Station of its intentions as to the exercise of the preemptive right provided herein.  If no written reply is received by Station prior to the tenth (10th) day before the contemplated sale date specified in such notice, Station may treat the preemptive right of such non-responding holder to have been waived for that, but only for that, transaction.  If the offering of Equity Interests is not fully subscribed by the Non-voting Stockholders or FCP VoteCo, as applicable, the remaining unsubscribed Equity Interests shall be reoffered by Station to the Station Stockholders that purchase their full allotment upon the terms set forth in this paragraph except that such Station Stockholders must exercise their purchase rights within seven (7) days of receipt of such reoffer.  Any Equity Interests that are not purchased by the Non-voting Stockholders or FCP VoteCo pursuant to this Section 2.5 may be sold by Station to such purchasers as are approved by the Board of Directors.

ARTICLE 3.  TRANSFERS OF INTERESTS

Section 3.1             General.

(a)           No Equityholder may sell, assign, pledge or in any manner dispose of or create or suffer the creation of a security interest in or any encumbrance on all or a portion of its Shares of Station or Units of FCP or Fertitta Partners, as applicable (the commission of any such act being referred to as a “Transfer,” any person who effects a Transfer being referred to as a “Transferor” and any person to whom a Transfer is effected being referred to as a “Transferee”), except in accordance with the terms and conditions set forth in this Article 3, the FCP Operating Agreement and the Fertitta Partners Operating Agreement.  No Transfer of Shares or Units, as applicable, shall be effective until such time as all requirements of this Article 3 in respect thereof have been satisfied and, if consents, approvals or waivers are required by the Board of

Directors, all of same shall have been confirmed in writing by the Board of Directors.  No Transfer of Shares or Units, as applicable, shall be effective without the receipt of all Gaming Licenses required under applicable Gaming Laws.  Any Transfer or purported Transfer of Shares or Units, as applicable, not made in accordance with this Agreement shall be null and void and of no force or effect whatsoever.

(b)           Notwithstanding the foregoing, no Member may Transfer all or any portion of its (i) Class A Units other than (A) pursuant to a Permitted Transfer or (B) pursuant to Sections 3.5.1, 3.5.2 and 3.5.3 or (ii) Class B Units or Class C Units other than (x) pursuant to a Permitted Transfer or (y) pursuant to Sections 3.5.2 and 3.5.3, in any case subject to the terms and conditions of the FCP Operating Agreement and the Fertitta Partners Operating Agreement; provided, that no Member may Transfer all or any portion of its Class A Units prior to the fourth (4th) anniversary of the date hereof, unless such Transfer is approved by the consent of a Supermajority of the Board of Directors of Station, other than (i) a Permitted Transfer or (ii) in the case of the Named Executive Members, upon the death or Disability of both of the Named Executive Officers.

Section 3.2             Further Requirements with respect to Transfers of Shares.  In addition to the other requirements of Section 3.1, and unless waived in whole or in part by the Board of Directors (to the extent waivable under applicable law), no Transfer of Shares of Station, including a Permitted Transfer, may be made unless the following conditions are met:

(a)           The Transferor shall have paid all reasonable costs and expenses, including attorneys’ fees and disbursements and the cost of the preparation, filing and publishing of any amendment to this Agreement, incurred by Station in connection with the Transfer;

(b)           The Transferor shall have delivered to Station a fully executed copy of all documents relating to the Transfer, executed by both the Transferor and the Transferee, and the agreement of the Transferee in writing and otherwise in form and substance acceptable to the Board of Directors to be bound by the terms of this Agreement.

(c)           The Board of Directors shall have been reasonably satisfied, including, at its option, having received an opinion of counsel to Station reasonably acceptable to the Board of Directors, that:

(i)            the Transfer will not violate the Securities Act or any other applicable Federal, state or non-United States securities laws, rules or regulations;

(ii)           the Transfer will not cause some or all of the assets of Station to be “plan assets” or the investment activity of Station to constitute “prohibited transactions” under ERISA or the Code;

(iii)          the Transferee shall have obtained all necessary Gaming Licenses; and

(iv)          the Transfer will not cause Station to be an investment company required to be registered under the Investment Company Act of 1940, as amended.

Any waivers from the Board of Directors under this Section 3.2 shall be given or denied in the good faith and reasonable discretion of a Supermajority of the Board of Directors.  Station shall reflect each Transfer and admission authorized under this Article 3 (including the terms and conditions imposed thereon by the Board of Directors) by preparing an amendment to this Agreement dated as of the date of such Transfer.  The form and content of all documentation delivered to the Board of Directors under this Section 3.2 shall be subject to the approval of the Board of Directors, which approval may be granted or withheld in the good faith and reasonable discretion of the Board of Directors.

Section 3.3             Indirect Transfers.  If any Equityholder is an entity that was formed primarily for the purpose of acquiring Shares or Units, as applicable, or that has no substantial assets other than Shares or Units, such Equityholder agrees that (i) its Equity Interests (and other Equity Interests in any similar entities controlling such entity) will note the restrictions contained in this Article 3 and (ii) none of such Equity Interests may be transferred to any Person other than in accordance with the terms and provisions of this Article 3 as if such Equity Interests were Shares or Units.  No Equityholder shall Transfer any Shares or Units if such Transfer would violate the intention of this Section 3.3.

Section 3.4             Transfer Provisions with respect to Station

3.4.1            Right of First Offer.

(a)           Prior to making any Transfer (other than pursuant to a Permitted Transfer) of Shares (the “Subject Shares”), a Non-voting Stockholder (an “Offering Stockholder”) shall deliver to Station and each other Non-voting Stockholder owning more than ten percent (10%) of the total outstanding number of Shares of Station at the time of such Transfer (the “Share Offerees”) a letter (the “Share Offer Letter”) signed by such Offering Stockholder setting forth:

(i)            the prospective purchase price per Share in cash for the Subject Shares;

(ii)           such Offering Stockholder’s offer, irrevocable by its terms for thirty (30) Business Days following the delivery of the Share Offer Letter (such period, the “Share Offer Period”), to sell to the Share Offerees, all but not less than all the Subject Shares, for a purchase price per Share equal to the purchase price per Share in cash set forth in such Share Offer Letter (the “Share Offer”); and

(iii)          closing arrangements and, to the extent such date is determinable, a closing date (which shall be subject to the attainment of approvals from the applicable Gaming Authorities) for any purchase and sale that may be effected by the Share Offerees pursuant to this Section 3.4.1.

During the Share Offer Period, the Share Offerees shall have the right to enter into definitive agreements to purchase all but not less than all the Subject Shares for the same price per Share set forth in the Share Offer.

If more than one Share Offeree elects to purchase the Subject Shares and the aggregate number of Subject Shares elected to be purchased by all Share Offerees exceeds the actual number of Subject Shares, the Subject Shares shall be allocated among such Share

Offerees pro rata according to the number of non-voting Shares of Station owned by each such Share Offeree relative to the aggregate number of non-voting Shares of Station owned by all such Share Offerees, up to the number of Subject Shares elected to be purchased by such Share Offeree.

If, upon the expiration of the Share Offer Period, the Share Offerees elect to not exercise the right of first offer with respect to all of the Subject Shares, the Offering Stockholder may sell all, but not less than all, of such Subject Shares to a third party for not less than ninety-five percent (95%) of the purchase price per Share contained in such Share Offer; provided, however, that any such third party must execute a joinder agreement to this agreement in a form reasonably satisfactory to a Supermajority of the Board of Directors pursuant to which such third party agrees to be a “Station Stockholder” for all purposes hereunder.  Prior to consummating any such sale, the Offering Stockholder shall, upon request from the Share Offerees or Station, provide the requesting party with reasonable supporting documentation with respect to the price per Share of any such sale so as to demonstrate such Offering Stockholder’s compliance with the provisions of the preceding sentence.  Station shall provide such third party reasonable access to its books and records during reasonable business hours and upon reasonable advance notice at the sole cost and expense of the inspecting third party.  If such sale has not been completed within two hundred seventy (270) calendar days of the closing date proposed in the Share Offer Letter, the Subject Shares covered by such Share Offer may not thereafter be sold by such Offering Stockholder unless the procedures set forth in this Section 3.4.1 shall have again been complied with.

(b)           Sale of Subject Shares.  If one or more of the Share Offerees accept in writing the Share Offer to purchase all but not less than all of the Subject Shares, the closing of the purchase and sale pursuant to such acceptance shall take place at the offices of Station on the date set forth in the Share Offer Letter, or at such other place or on such other date as the applicable parties may agree or such later date as may be necessary to obtain any required Gaming Licenses and other regulatory approvals.  In connection with such purchase and sale, each party shall execute and deliver all agreements, certificates and other documentation reasonably requested by, and in form and substance reasonably satisfactory to, the other party to effect the purchase of the Subject Shares hereunder, and the Offering Stockholder shall execute and deliver certificates representing the Subject Shares duly endorsed for transfer.

3.4.2        Tag Along Rights.  Subject to compliance with Sections 3.1 and 3.4.1, at least thirty (30) days prior to the sale of any non-voting Shares of Station by one or more Station Stockholders (collectively, the “Selling Stockholder”) in one or more series of related transactions to one or more related Persons (collectively, the “Share Buyer”) other than pursuant to a Permitted Transfer or a sale to Offerees pursuant to Section 3.4.1 (each, a “Share Tag Sale”), such Selling Stockholder shall provide to each other Non-voting Stockholder (each, a “Share Tag Seller”) a notice (a “Share Tag Along Notice”) setting forth in reasonable detail the terms of such sale, the aggregate number of non-voting Shares such Share Buyer wishes to purchase (the “Tag Along Shares”) and identifying the name and address of the Share Buyer.  Upon the written request of any Share Tag Seller made prior to the later of (x) the fifteenth (15th) day after the day the Share Tag Along Notice is received by such Share Tag Seller and (y) five (5) Business Days following the expiration of the Share Offer Period in respect of such Share Tag Sale under Section 3.4.1 above, subject to applicable Gaming Laws and the receipt of all required Gaming Licenses, the Selling Stockholder proposing to make the sale shall cause the Share Buyer to purchase from such Share Tag Seller the number of non-voting Shares held by such Share Tag Seller equal to the lesser of (i) the number of non-voting Shares requested to be included in the Share Tag Sale by such Share Tag Seller and (ii) a number determined by multiplying (x) a fraction, the numerator of which is the total number of non-voting Shares held by such Tag Seller, and the denominator of which is the total number of non-voting Shares held by all of the Share Tag Sellers and the Selling Stockholder by (y) the number of Tag Along Shares to be sold in such Share Tag Sale.  Such purchase shall be made on the same date and on terms and conditions at least as favorable to such Share Tag Seller as the terms and conditions contained in the Share Tag Along Notice delivered in connection with such proposed transaction.  Each Share Tag Seller shall take all actions which the Selling Stockholder deems reasonably necessary or desirable to consummate such transaction, including (i) entering into agreements with third parties which may include representations, indemnities, holdbacks and escrows, provided, that such agreements are on terms substantially identical or more favorable to such Share Tag Seller than those agreed to by the Selling Stockholder (except that, in the case of representations, warranties, holdbacks and escrows pertaining specifically to the Selling Stockholder, each Share Tag Seller shall make comparable representations, warranties, holdbacks and escrows, in each case to the extent applicable and pertaining specifically to itself and only itself); provided, further, that all representations, warranties, conditions, holdbacks and escrows shall be of each the Selling Stockholder and each Share Tag Seller severally and not jointly and that any liability to the Selling Stockholder and the Share Tag Seller thereunder shall be borne by each of them on a pro rata basis determined according to the number of Shares sold by each of them, and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate such transaction.  The Share Tag Sellers and the Selling Stockholder shall each pay its pro rata share (based upon the portion of the gross proceeds each Share Tag Seller and the Selling Stockholder are entitled to receive in such Share Tag Sale relative to the gross proceeds of the Share Tag Sale) of any reasonable transaction costs associated with the sale other than the legal expenses and selling commissions of the other participants in the Share Tag Sale.

3.4.3        Drag Along Rights.

(a)           If a Supermajority of the Board of Directors of Station approves a sale of all of the Shares to a Person (the “Share Purchaser”) other than another Station Stockholder or an Affiliate of a Station Stockholder (a “Share Drag Sale”), subject to applicable Gaming Laws, the Station Stockholders selling such interests (the “Dragging Stockholders”) may, at their option, require each other Station Stockholder (the “Dragged Stockholders”) to sell all of the Shares held by such Dragged Stockholders.

(b)           Subject to the receipt of all required Gaming Licenses, the Dragging Stockholders shall give each Dragged Stockholder not less than fifteen (15) days prior to the date of the proposed sale, a notice summarizing the economic terms of such Share Drag Sale, including the purchase price, closing date and the identity of the Share Purchaser.  The Dragged Stockholder sale shall be made on the same date, at the same price and on the same terms and conditions as provided with respect to the sale of Shares by such Dragging Stockholder to such Share Purchaser.  In connection with any Share Drag Sale, each Dragged Stockholder shall take such actions as may be reasonably required by the Dragging Stockholders and shall otherwise cooperate in good faith with the Dragging Stockholders.  At the closing of a Share Drag Sale, each Dragged Stockholder shall deliver to such Share Purchaser all documents and instruments as may be reasonably requested by such Share Purchaser in connection with such Share Drag Sale, against payment of the appropriate purchase price; provided that the Dragged Stockholders shall not be required to make any representations and warranties except those relating to title of their Shares, due authorization of the Share Drag Sale and the absence of conflicts, which such representations and warranties shall be made severally and not jointly and that the liability of the Station Stockholders thereunder shall be borne by each of them on a pro rata basis determined according to the aggregate proceeds received by each of them in the Share Drag Sale and no Dragged Stockholder shall be required to agree to, or be deemed to have agreed to, any non-financial terms, covenants and agreements such as non-competition and non-solicitation agreements without its express written consent.  In the event that any such Share Drag Sale is structured as a merger, consolidation or similar business combination, each Station Stockholder agrees to vote in favor of the transaction and take all action to waive any dissent, appraisal or other similar rights; provided, further, that, notwithstanding the foregoing, each Dragged Stockholder may be liable for breaches of representations and warranties about Station or the Subsidiaries and their operations so long as such liability is not in excess of such Dragged Stockholder’s pro rata percentage interest in the aggregate proceeds of the Share Drag Sale.

(c)           Upon consummation of a Share Drag Sale, if a Dragged Stockholder has not delivered any documents and instruments as contemplated by the preceding paragraph (b), such Dragged Stockholder shall no longer be considered a holder of Shares, and such Dragged Stockholder’s sole rights with respect to such Shares shall be to receive the consideration receivable in connection with such Share Drag Sale upon delivery of the appropriate documents and instruments.

Section 3.5       Transfer Provisions with respect to FCP and Fertitta Partners

3.5.1     Right of First Offer.

(a)           Prior to making any Transfer (other than pursuant to a Permitted Transfer) of Class A Units in FCP or Fertitta Partners (the “Subject Units”), a Member (an “Offering Member”) shall deliver to FCP, Fertitta Partners and each Class A Member owning more than ten percent (10%) of the total outstanding number of Class A Units of FCP and Fertitta Partners at the time of such Transfer (the “Unit Offerees”) a letter (the “Unit Offer Letter”) signed by such Offering Member setting forth:

(i)            the prospective purchase price per Class A Unit in cash for the Subject Units;

(ii)           such Offering Member’s offer, irrevocable by its terms for thirty (30) Business Days following the delivery of the Unit Offer Letter (such period, the “Unit Offer Period”), to sell to the Unit Offerees, all but not less than all the Subject Units, for a purchase price per Class A Unit equal to the purchase price per Class A Unit in cash set forth in such Unit Offer Letter (the “Unit Offer”); and

(iii)          closing arrangements and, to the extent such date is determinable, a closing date (which shall be subject to the attainment of approvals from the applicable Gaming Authorities) for any purchase and sale that may be effected by the Unit Offerees pursuant to this Section 3.5.1.

During the Unit Offer Period, the Unit Offerees shall have the right to enter into definitive agreements to purchase all but not less than all the Subject Units for the same price per Class A Unit set forth in the Unit Offer.

If more than one Unit Offeree elects to purchase the Subject Units and the aggregate number of Subject Units elected to be purchased by all Unit Offerees exceeds the actual number of Subject Units, the Subject Units shall be allocated among such Unit Offerees pro rata according to the number of Class A Units of FCP and Fertitta Partners owned by each such Unit Offeree relative to the aggregate number of Class A Units of FCP and Fertitta Partners owned by all such Unit Offerees, up to the number of Subject Units elected to be purchased by such Unit Offeree.

If, upon the expiration of the Unit Offer Period, the Unit Offerees elect to not exercise the right of first offer with respect to all of the Subject Units, the Offering Member may sell all, but not less than all, of such Subject Units to a third party for not less than ninety-five percent (95%) of the purchase price per Class A Unit contained in such Unit Offer.  Prior to consummating any such sale, the Offering Member shall, upon request from the Unit Offerees, FCP or Fertitta Partners, provide the requesting party with reasonable supporting documentation with respect to the price per Class A Unit of any such sale so as to demonstrate such Offering Member’s compliance with the provisions of the preceding sentence.  FCP and Fertitta Partners shall provide such third party reasonable access to its books and records during reasonable business hours and upon reasonable advance notice at the sole cost and expense of the inspecting third party.  If such sale has not been completed within two hundred seventy (270) calendar days of the closing date proposed in the Unit Offer Letter, the Subject Units covered by such Unit Offer may not thereafter be sold by such Offering Member unless the procedures set forth in this Section 3.5.1 shall have again been complied with.

(b)           Sale of Subject Units.  If one or more of the Unit Offerees accept in writing the Unit Offer to purchase all but not less than all of the Subject Units, the closing of the purchase and sale pursuant to such acceptance shall take place at the offices of FCP and Fertitta Partners on the date set forth in the Unit Offer Letter, or at such other place or on such other date as the applicable parties may agree or such later date as may be necessary to obtain any required Gaming Licenses and other regulatory approvals.  In connection with such purchase and sale, each party shall execute and deliver all agreements, certificates and other documentation reasonably requested by, and in form and substance reasonably satisfactory to, the other party to effect the purchase of the Subject Units hereunder, and the Offering Member shall execute and deliver certificates representing the Subject Units duly endorsed for transfer.

3.5.2        Tag Along Rights.  Subject to compliance with Sections 3.1 and 3.5.1, at least thirty (30) days prior to the sale of any Class A Units of FCP and/or Fertitta Partners by one or more Members (collectively, the “Selling Member”) in one or more series of related transactions to one or more related Persons (collectively, the “Unit Buyer”) other than pursuant to a Permitted Transfer or a sale to Unit Offerees pursuant to Section 3.5.1 (each, a

 “Unit Tag Sale”), such Selling Member shall provide to each other Member of FCP and Fertitta Partners (if and only if the equity value of FCP and Fertitta Partners is such that a sale of all assets of FCP and Fertitta Partners for the aggregate equity value of FCP and Fertitta Partners implied by the purchase price of the Class A Units being sold by the Member (and if such equity value is not mathematically determinable assuming the highest possible implied equity value) and the distribution of such amount pursuant to the terms of the FCP Operating Agreement and the Fertitta Partners Operating Agreement would have resulted in the Class B Members or Class C Members of FCP and Fertitta Partners receiving distributions) (each, a “Unit Tag Seller”) a notice (a “Unit Tag Along Notice”) setting forth in reasonable detail the terms of such sale, the aggregate number of Units such Unit Buyer wishes to purchase (the “Tag Along Units”) and identifying the name and address of the Unit Buyer.  Upon the written request of any Unit Tag Seller made prior to the later of (x) the fifteenth (15th) day after the day the Unit Tag Along Notice is received by such Unit Tag Seller and (y) five (5) Business Days following the expiration of the Unit Offer Period in respect of such Unit Tag Sale under Section 3.5.1 above, subject to applicable Gaming Laws and the receipt of all required Gaming Licenses, the Selling Member proposing to make the sale shall cause the Unit Buyer to purchase from such Unit Tag Seller the number of Units held by such Unit Tag Seller equal to the lesser of (i) the number of Units requested to be included in the Unit Tag Sale by such Unit Tag Seller and (ii) a number determined by multiplying (x) a fraction, the numerator of which is the total number of Units of FCP and Fertitta Partners held by such Unit Tag Seller, and the denominator of which is the total number of Units of FCP and Fertitta Partners held by all of the Unit Tag Sellers and the Selling Member by (y) the number of Tag Along Units to be sold in such Unit Tag Sale.  Such purchase shall be made on the same date, at a price equal to a proportionate share of the aggregate purchase price paid in such Unit Tag Sale (which proportionate share shall be based upon the amount that would be distributable to such Unit Tag Seller relative to the amount that would be distributable to all other Selling Members had an amount equal to the equity value of FCP and Fertitta Partners implied by such purchase price been distributed pursuant to Section 5.1 of the FCP Operating Agreement and the Fertitta Partners Operating Agreement (as determined by a Supermajority of the Board of Managers of FCP)) and on terms and conditions at least as favorable to such Unit Tag Seller as the terms and conditions contained in the Unit Tag Along Notice delivered in connection with such proposed transaction (and if a unique implied equity value is not mathematically determinable, using the highest possible implied purchase price).  Each Unit Tag Seller shall take all actions which the Selling Member deems reasonably necessary or desirable to consummate such transaction, including (i) entering into agreements with third parties which may include representations, indemnities, holdbacks and escrows, provided, that such agreements are on terms substantially identical or more favorable to such Unit Tag Seller than those agreed to by the Selling Member (except that, in the case of representations, warranties, holdbacks and escrows pertaining specifically to the Selling Member, each Unit Tag Seller shall make comparable representations, warranties, holdbacks and escrows, in each case to the extent applicable and pertaining specifically to itself and only itself); provided, further, that all representations, warranties, conditions, holdbacks and escrows shall be of each the Selling Member and each Unit Tag Seller severally and not jointly and that any liability to the Selling Member and the Unit Tag Seller thereunder shall be borne by each of them on a pro rata basis determined according to the number of Units sold by each of them, and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate such transaction.  The Unit Tag Sellers and the Selling Member shall each pay its pro rata share

(based upon the portion of the gross proceeds each Unit Tag Seller and the Selling Member are entitled to receive in such Unit Tag Sale relative to the gross proceeds of the Unit Tag Sale) of any reasonable transaction costs associated with the sale other than the legal expenses and selling commissions of the other participants in the Unit Tag Sale.

3.5.3        Drag Along Rights.

(a)           If a Supermajority of the Board of Managers of FCP approves a sale of all of the Units of FCP and/or Fertitta Partners (such company, the “Drag Subject Company”) to a Person (the “Unit Purchaser”) other than another Member or an Affiliate of a Member (a “Unit Drag Sale”), subject to applicable Gaming Laws, the Members selling such interests (the “Dragging Members”) may, at their option, require each other Member of FCP and Fertitta Partners (the “Dragged Members”) to sell all of the Units of FCP and Fertitta Partners held by such Dragged Members.

(b)           Subject to the receipt of all required Gaming Licenses, the Dragging Members shall give each Dragged Member not less than fifteen (15) days prior to the date of the proposed sale, a notice summarizing the economic terms of such Drag Sale, including the purchase price, closing date and the identity of the Unit Purchaser.  The Dragged Member sale shall be made on the same date, at a price equal to a proportionate share of the aggregate purchase price paid in such Unit Drag Sale (which proportionate share shall be based upon the amount that would be distributable to such Dragged Member relative to the amount that would be distributable to all other Dragging and Dragged Members had an amount equal to the equity value of FCP and Fertitta Partners implied by such purchase price been distributed pursuant to Section 5.1 of the FCP Operating Agreement and the Fertitta Partners Operating Agreement (as determined by a Supermajority of the Board of Managers of FCP)) and on terms and conditions at least as favorable to such Dragged Member as the terms and conditions as the sale by the Dragging Members (and if a unique implied purchase price is not mathematically determinable, using the highest possible implied purchase price).  In connection with any Unit Drag Sale, each Dragged Member shall take such actions as may be reasonably required by the Dragging Members and shall otherwise cooperate in good faith with the Dragging Members.  At the closing of a Unit Drag Sale, each Dragged Member shall deliver to such Unit Purchaser all documents and instruments as may be reasonably requested by such Unit Purchaser in connection with such Unit Drag Sale, against payment of the appropriate purchase price; provided that the Dragged Members shall not be required to make any representations and warranties except those relating to title of their Units, due authorization of the Unit Drag Sale and the absence of conflicts, which such representations and warranties shall be made severally and not jointly and that the liability of the Members thereunder shall be borne by each of them on a pro rata basis determined according to the aggregate proceeds received by each of them in the Unit Drag Sale and no Dragged Member shall be required to agree to, or be deemed to have agreed to, any non-financial terms, covenants and agreements such as non-competition and non-solicitation agreements without its express written consent.  In the event that any such Unit Drag Sale is structured as a merger, consolidation or similar business combination, each Member agrees to vote in favor of the transaction and take all action to waive any dissent, appraisal or other similar rights; provided, further, that, notwithstanding the foregoing, each Dragged Member may be liable for breaches of representations and warranties about FCP, Fertitta

Partners or the Subsidiaries and their operations so long as such liability is not in excess of such Dragged Member’s pro rata percentage interest in the aggregate proceeds of the Unit Drag Sale.

(c)           Upon consummation of a Unit Drag Sale, if a Dragged Member has not delivered any documents and instruments as contemplated by the preceding paragraph (b), such Dragged Member shall no longer be considered a holder of Units, and such Dragged Member’s sole rights with respect to such Units shall be to receive the consideration receivable in connection with such Unit Drag Sale upon delivery of the appropriate documents and instruments.

Section 3.6       Initial Public Offering.

(a)           (i)  During the period beginning on the fourth (4th) anniversary of the date of this Agreement and ending on the seventh (7th) anniversary of the date of this Agreement, if the Named Executive Members and (ii) on and after the seventh (7th) anniversary of this Agreement, if the Sponsor Member(s), provide Station with written notice of their desire to pursue an Initial Public Offering, each Equityholder shall support and do all things within its power to approve, and to cause the Board of Directors to approve, the Initial Public Offering.  The Board of Directors and the officers of Station shall be responsible for all aspects of the Initial Public Offering.  Upon the consummation of an Initial Public Offering, Sections 2.1, 3.5.1, 3.5.2 and 3.5.3 hereof shall no longer be applicable; provided, that if such Initial Public Offering is consummated by a Subsidiary of Station or successor thereof (including Newco) in accordance with this Agreement, [(i) the governance structure set forth in Article 2 hereof shall be applied to such Subisidiary,] (ii) a Class A Member shall have the right, exercisable at any time and from time to time at such Member’s discretion, to exchange Class A Units of FCP or Fertitta Partners for shares of common stock of such Subsidiary or successor, and (iii) the Board of Directors, including a Supermajority of the Board of Directors, if required, and the Equityholders hereby agree to take such other actions, including amendments to this Agreement, as may be reasonably required in connection with such Initial Public Offering to give effect to the relative rights and obligations of the Equityholders contained herein, which remain in effect following an Initial Public Offering.

(b)           The Equityholders acknowledge and agree that in the event of any Initial Public Offering, the Units of FCP and Fertitta Partners shall be converted into cash and shares of Newco in accordance with the terms of the FCP Operating Agreement and the Fertitta Partners Operating Agreement.  Further, the Equityholders acknowledge and agree that no public offering of the Units of FCP, Fertitta Partners or their respective corporate successors shall be effected.

ARTICLE 4.  NAMED EXECUTIVE MEMBER LOANS

Section 4.1       Named Executive Member Loans.  In the event that any Named Executive Member(s) is entitled to make additional capital contributions to Station or any Subsidiary pursuant to the terms of Fertitta Partners Operating Agreement and notifies the Sponsor Member of its election to exercise its rights hereunder, the Sponsor Member shall make a loan (a “Named Executive Member Loan”) to the Named Executive Member(s) in an amount up to eighty percent (80%) of the purchase price for the Additional Capital Contribution (as defined in Fertitta Partners Operating Agreement) that the Named Executive Member(s) shall have made pursuant to Section 3.1(d)(i) of Fertitta Partners Operating Agreement.  The Named Executive Member Loan shall be secured by a pledge of such number of the Class A Units of Fertitta Partners owned by the Named Executive Members equal in value to one hundred and twenty percent (120%) of the amount loaned to the Named Executive Members for the Additional Capital Contribution and, after the second anniversary of the date the Sponsor Member makes the loan, any accrued but unpaid interest thereon (the “Named Executive Member Loan Amount”).  At the request of the Sponsor Member(s), but in no event more than once during any twelve (12) month period, a valuation of the Class A Units of Fertitta Partners shall be performed by a valuation firm mutually acceptable to the Named Executive Members and the Sponsor Member.  Within ten (10) Business Days of such valuation, the Named Executive Members shall pledge such additional number of Class A Units of Fertitta Partners necessary to retain a pledge equal in value to one hundred and twenty percent (120%) of the Named Executive Member Loan Amount.  Each such Named Executive Member Loan shall be made on the terms and subject to the conditions set forth in the Secured Promissory Note attached hereto as Exhibit A.

ARTICLE 5.  ISSUANCE OF CLASS C UNITS

Section 5.1             Issuance of Class C Units.  In the event that Class C Units of FCP are issued pursuant to the FCP Operating Agreement, an equal number of Class C Units of Fertitta Partners shall be issued to the same Persons and in the same proportions as the newly-issued Class C Units of FCP.  No Class C Units of Fertitta Partners shall be issued except in accordance with this Section 5.1.

ARTICLE 6.  MISCELLANEOUS

Section 6.1             Amendments.  Amendments to this Agreement may be made by the Board of Directors without the consent of any Equityholder if those amendments are:  (i) of an inconsequential nature and do not adversely affect the right of any Equityholder in any material respect (as reasonably determined in good faith by the Board of Directors); (ii) for the purpose of adding additional parties hereto; or (iii) contemplated by this Agreement, the Merger Agreement or the transactions expressly contemplated thereby.  Amendments to this Agreement other than those described in the foregoing sentence may be made only if approved by a Supermajority of the Board of Directors; provided, however, that, unless otherwise specifically contemplated by this Agreement, no amendment to this Agreement shall, without the prior consent of each Equityholder adversely affected thereby, disproportionately adversely affect the rights of any Equityholder.  Station shall send to each Equityholder a copy of any amendment to this Agreement.  Each Equityholder hereby agrees to cooperate and take all actions reasonably requested by the Board of Directors to give effect to any amendment to this Agreement approved in accordance with this Section 6.1.

Section 6.2             Notices.  All notices, demands or requests required or permitted under this Agreement must be in writing, and shall be made by hand delivery, certified mail, overnight courier service or facsimile to the address or facsimile number set forth below such

Equityholder’s name on the signature page hereto, but any party may designate a different address, or facsimile number by a notice similarly given to Station, FCP and Fertitta Partners.  Any such notice or communication shall be deemed given when delivered by hand, if delivered on a Business Day, the next Business Day after delivery by hand if delivered by hand on a day that is not a Business Day; four Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express or a similar overnight courier; when receipt is acknowledged, if sent by facsimile on a Business Day; and the next Business Day following the day on which receipt is acknowledged if sent by facsimile on a day that is not a Business Day.

Section 6.3             Entire Agreement.  This Agreement, together with the FCP Operating Agreement and the Fertitta Partners Operating Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof.  It supersedes any prior agreement or understandings among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

Section 6.4             Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the law of the State of Nevada.

Section 6.5             Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

Section 6.6             Effect.  Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and permitted assigns.

Section 6.7             Captions.  Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

Section 6.8             Counterparts.  This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the Equityholders to one of such counterpart signature pages.  All of such counterpart signatures pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

Section 6.9             Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL

RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 6.10           Binding Arbitration.  Any dispute, claim or controversy arising out of or relating to this Agreement which cannot be amicably resolved among the parties, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by binding arbitration in Las Vegas, Nevada, before a panel of three arbitrators, in accordance with the laws of the State of Nevada for agreements made in and to be performed in that State.  The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures in effect on the date of commencement of the arbitration (or subsequent, equivalent JAMS rules).  The decision in writing of any two arbitrators, when delivered to the parties, shall be final and binding on the parties.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.  The arbitrators and the parties shall maintain the confidentiality of the arbitration and dispute resolution proceedings and shall have the authority to make appropriate rulings to safeguard that confidentiality, unless the parties agree otherwise.  The arbitrators shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrators and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

Section 6.11           Gaming Suitability.

(a)           For so long as Station remains subject to regulation under any Gaming Laws, ownership of Station shall be held subject to the applicable provisions of any applicable Gaming Laws.  If a Station Stockholder is found to be unsuitable by any Gaming Authorities, then the Station Stockholder shall dispose of its interest in Station pursuant to the applicable provisions or the requirements of any Gaming Laws of any Gaming Authorities.

(b)           The election of an individual to serve as a director, manager or officer of Station is subject to any qualifications or approvals required under any Gaming Laws.  For purposes of this Agreement, an individual shall be qualified to serve as a director, manager or officer for so long as that individual is determined to be, and continues to be, licensed, qualified and found suitable by all Gaming Authorities having jurisdiction over Station, or any such director, manager or officer and under all applicable Gaming Laws.

Section 6.12           Restructuring, Exchanges, etc., Affecting the Shares.  Except as expressly provided herein, the provisions of this Agreement shall apply to any and all Shares of Station or any successor or assignee of Station (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Shares, by reason of any stock dividend, split, reverse split, combination, restructuring, reclassification, merger, consolidation, or otherwise in such a manner as to reflect the intent and meaning of the provisions hereof.  Upon the occurrence of any of such events, numbers of shares and amounts hereunder and any other appropriate terms shall be appropriately adjusted, as determined in good faith by the Board of Directors.

Section 6.13           Conflict with Bylaws, Articles of Incorporation or FCP Voteco Operating Agreement.  The Equityholders agree that in the event any term or provision of the

Bylaws conflict with this Agreement, this Agreement shall control and all Equityholders shall take all action reasonably necessary to amend the Bylaws so that they shall not conflict, including voting in favor of such amendments thereto as shall be reasonably necessary to conform the Bylaws to the provisions of this Agreement; provided, however, that the Equityholders further agree that to the extent that there is any conflict among the terms and provisions of this Agreement, the Articles of Incorporation of Station, the Bylaws and the FCP Voteco Operating Agreement, the terms and provisions of the FCP Voteco Operating Agreement shall prevail.

Section 6.14           Supermajority Consent Not Required.  Notwithstanding anything to the contrary in this Agreement, the consent of a Supermajority of the Board of Directors is not required at any time that the consent of a Supermajority of the Board of Managers of FCP VoteCo would not be required pursuant to the terms of the FCP VoteCo Operating Agreement.

[Signature Page Follows]

EQUITYHOLDERS AGREEMENT OF

STATION CASINOS, INC.,

FERTITTA COLONY PARTNERS LLC

AND

FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of                     , 200  , to be duly executed as of the date first above written.

STATION CASINOS, INC.

By:
Name:
Title:

Address for Notices:

2960 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102
Attn:	Frank J. Fertitta III

Phone:	(702) 367-9969
Fax:	(702) 367-9675
e-mail:

1

EQUITYHOLDERS AGREEMENT OF
STATION CASINOS, INC.,
FERTITTA COLONY PARTNERS LLC
AND
FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of                , 200  , to be duly executed as of the date first above written.

FERTITTA COLONY PARTNERS LLC

By:
Name:
Title:

Address for Notices:

2960 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102
Attn:	Frank J. Fertitta III

Phone:	(702) 367-9969
Fax:	(702) 367-9675
e-mail:

1

EQUITYHOLDERS AGREEMENT OF
STATION CASINOS, INC.,
FERTITTA COLONY PARTNERS LLC
AND
FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of                , 200  , to be duly executed as of the date first above written.

FERTITTA PARTNERS LLC

By:
Name:
Title:

Address for Notices:

2960 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102
Attn:	Frank J. Fertitta III

Phone:	(702) 367-9969
Fax:	(702) 367-9675
e-mail:

1

EQUITYHOLDERS AGREEMENT OF
STATION CASINOS, INC.,
FERTITTA COLONY PARTNERS LLC
AND
FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of               , 200  , to be duly executed as of the date first above written.

FCP HOLDING, INC.

By:
Name:
Title:

Address for Notices:

2960 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102
Attn:	Frank J. Fertitta III

Phone:	(702) 367-9969
Fax:	(702) 367-9675
e-mail:

1

EQUITYHOLDERS AGREEMENT OF

STATION CASINOS, INC.,

FERTITTA COLONY PARTNERS LLC

AND

FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of              , 200  , to be duly executed as of the date first above written.

FCP VOTECO LLC

By:
Name:
Title:

Address for Notices:

2960 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102
Attn:	Frank J. Fertitta III

Phone:	(702) 367-9969
Fax:	(702) 367-9675
e-mail:

DATED AS OF:

EQUITYHOLDERS AGREEMENT OF

STATION CASINOS, INC.,

FERTITTA COLONY PARTNERS LLC

AND

FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of                 , 200  , to be duly executed as of the date first above written.

FC INVESTOR, LLC

By:
Name:
Title:

Address for Notices:

1999 Avenue of the Stars
Suite 1200
Los Angeles, California 90067
Attn:

Phone:	(310) 282-8820
Fax:
e-mail:

DATED AS OF:

EQUITYHOLDERS AGREEMENT OF

STATION CASINOS, INC.,

FERTITTA COLONY PARTNERS LLC

AND

FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of                 , 200  , to be duly executed as of the date first above written.

FJF INVESTCO, LLC

By:
Name:
Title:

Address for Notices:

2960 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102
Attn:	Frank J. Fertitta III

Phone:	(702) 367-9969
Fax:
e-mail:

DATED AS OF:

EQUITYHOLDERS AGREEMENT OF

STATION CASINOS, INC.,

FERTITTA COLONY PARTNERS LLC

AND

FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of              , 200  , to be duly executed as of the date first above written.

LJF INVESTCO, LLC

By:
Name:
Title:

Address for Notices:

2960 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102
Attn:	Frank J. Fertitta III

Phone:	(702) 367-9969
Fax:
e-mail:

DATED AS OF:

EQUITYHOLDERS AGREEMENT OF

STATION CASINOS, INC.,

FERTITTA COLONY PARTNERS LLC

AND

FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of                , 200  , to be duly executed as of the date first above written.

BLS INVESTCO, LLC

By:
Name:	Blake L. Sartini
Title:	Manager

Address for Notices:

P.O. Box 31106
Las Vegas, Nevada 89173
Attn:	Blake L. Sartini

Phone:	(702) 891-4288
Fax:	(702) 891-4289
e-mail:	Joe.Stone@sartinienterprises.com

DATED AS OF:

EQUITYHOLDERS AGREEMENT OF

STATION CASINOS, INC.,

FERTITTA COLONY PARTNERS LLC

AND

FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of                    , 200  , to be duly executed as of the date first above written.

FCP CLASS B HOLDCO LLC

By:
Name:
Title:

Address for Notices:

2960 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102
Attn:	Frank J. Fertitta III

Phone:	(702) 367-9969
Fax:
e-mail:

DATED AS OF:

EQUITYHOLDERS AGREEMENT OF

STATION CASINOS, INC.,

FERTITTA COLONY PARTNERS LLC

AND

FERTITTA PARTNERS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of                      , 200  , to be duly executed as of the date first above written.

[NAME OF MEMBER]

By:
Name:
Title:

Address for Notices:

Attn:

Phone:
Fax:
e-mail:

SCHEDULE I

MAJOR ACTIONS

The following actions constitute Major Actions, whether by Station or any Subsidiary:

(i)                                     entry into any agreement or transaction between Station or any Subsidiary, on the one hand, and any Station Stockholder or any Affiliate of a Station Stockholder (other than Station or any Subsidiary), on the other, if the cost of such agreement or transaction, individually or in the aggregate, exceeds $100,000 in any year, other than (A) transactions expressly contemplated by this Agreement, and (B) items purchased in the ordinary course of business by the purchasing department of Station or any Subsidiary which are purchased on behalf of a Named Executive Officer and for which Station or such Subsidiary is promptly reimbursed by such Named Executive Officer;

(ii)                                  the establishment or modification of the annual budget, business plan and interest rate hedging policy of Station and the Subsidiaries; provided, that if a Supermajority of the Board of Directors fails to approve the performance thresholds the Named Executive Officers and the next four (4) highest paid senior executives of Station are required to attain in order to earn bonus targets in any year, such performance thresholds shall be the performance thresholds of the previous year, plus a 5% increase, subject to reasonable adjustments due to actual performance above or below such pro forma business plan as a result of unanticipated project expansion delays, accelerations or project acquisitions;

(iii)                               other than as contemplated by the annual budget, the commitment to or incurrence of any other capital expenditure or series of related capital expenditures in an amount that exceeds $15 million in any fiscal year;

(iv)                              any material amendment to (A) the Articles of Incorporation or the Bylaws of Station or the organizational documents of any material Subsidiary, (B) this Agreement or (C) the FCP Operating Agreement or the Fertitta Partners Operating Agreement;

(v)                                 any material change in the line of business or entry into a gaming jurisdiction not regulated by the Nevada Gaming Authorities or the National Indian Gaming Commission by Station;

(vi)                              any material restriction on the business activities of Station or any of the Subsidiaries affecting, directly or indirectly, the business activities of the Station Stockholders;

(vii)                           the compromise or settlement of any lawsuit or administrative matter where the amount Station or any of the Subsidiaries is required to pay individually or in the aggregate pursuant to such compromise or settlement is in excess of $15 million;

(viii)                        the setting of compensation for the Named Executive Officers and the four (4) next highest paid senior executives of Station, including their successors or replacements;

(ix)                                the approval of the appointment of a Chief Executive Officer and President of Station other than a Named Executive Officer;

(x)                                   the authorization of any contribution of additional capital to Station by any of the Station Stockholders;

(xi)                                prior to the fourth (4th) anniversary of the date hereof, the authorization of an Initial Public Offering;

(xii)                             the authorization of any dividend or distribution to any Station Stockholder;

(xiii)                          prior to the fourth (4th) anniversary of the date hereof, the authorization of the Transfer of any Class A Units by any Member, other than (A) a Permitted Transfer or (B) in the case of the Named Executive Members, upon the death or Disability of both of the Named Executive Officers;

(xiv)                         a determination of the fair market value of any asset of Station or any Subsidiary, as the case may be, as of any date;

(xv)                            the establishment or release of any reserves as to Station or any Subsidiary;

(xvi)                         the establishment and composition of committees of the Board of Directors;

(xvii)                      the merger or consolidation of Station or any of the Subsidiaries (other than a merger or consolidation of Station with any of its wholly-owned Subsidiaries or of any of Station’s wholly-owned Subsidiaries with any other of Station’s wholly-owned Subsidiaries), whether to effect an acquisition or divestiture of assets or otherwise or any other transaction causing a Change of Control;

(xviii)                   any sale, lease or other conveyance of assets of Station or any of the Subsidiaries in any transaction or series of related transactions (other than any sale, lease or other conveyance of assets of any wholly-owned Subsidiary to Station or any of Station’s other wholly-owned Subsidiaries), in each case outside the ordinary course of business or any assets (other than obsolete inventory or inventory sold in the ordinary course of business), except for sales, leases or other conveyances of assets in a single transaction or series of related transactions with a fair market value of less than $15 million;

(xix)                           any guarantee, assumption or incurrence of indebtedness for, or grant of any security interests to secure, borrowed money in excess of $15 million by Station or any of the Subsidiaries at any one time other than (A) any indebtedness outstanding as of the date hereof, (B) intercompany indebtedness and (C) trade indebtedness incurred in the ordinary course of business;

(xx)                              the commencement of any liquidation, dissolution or voluntary bankruptcy, administration, recapitalization or reorganization of Station or any Subsidiary in any form of transaction, any arrangement with creditors, or the consent to entry of an order for relief in an involuntary case, or take the conversion of an involuntary case to a voluntary case, or the consent to the appointment or taking possession by a receiver, trustee or other custodian for all or substantially all of its property, or otherwise seek the protection of any applicable bankruptcy or insolvency law, other than any such actions with respect to a non-material Subsidiary where, in the good faith judgment of the Board of Directors, the maintenance or preservation of such Subsidiary is no longer desirable in the conduct of the business of Station or any Subsidiary; and

(xxi)                           the appointment, removal or replacement of any independent director of Station or any Subsidiary.

SCHEDULE II

OWNERSHIP OF STATION STOCK

SCHEDULE III

LIST OF DESIGNEES

EXHIBIT A

FORM OF

SECURED PROMISSORY NOTE

$	As of

(plus such amounts as may be added to

principal as provided in Section 1.2 below)

FOR VALUE RECEIVED,                                  (the “Borrower”), hereby promises to pay the aggregate principal sum of                                                                    Dollars ($                                ), plus interest as provided below, to the order of                    (the “Secured Party”), or the Secured Party’s assigns, as applicable as described in Section 1.1 below; Terms used herein and not otherwise defined have the meanings ascribed to them in the Equityholders Agreement of Station Casinos, Inc., Fertitta Colony Partners LLC and Fertitta Partners LLC, dated as of                           , 200   (the “Agreement”).

1.                                       Payment.

1.1                                 Principal.  Subject to the provisions of Section 1.4 hereof, the entire principal amount of this Secured Promissory Note (this “Note”), together with all accrued and unpaid interest thereon, shall be paid on the earlier to occur of (i) a sale of FCP, Fertitta Partners or Station, (ii) one year after an initial underwritten public offering of Station or (iii) a bankruptcy of FCP, Fertitta Partners or Station, and may be paid in cash or in stock (such stock to be valued at the time of such sale or initial public offering, as applicable), at the Borrower’s option (the “Maturity Date”).

1.2                                 Interest.  Until the second anniversary of the date hereof, interest shall accrue with respect to the unpaid principal amount of this Note at a rate of LIBOR plus one and a half percent (1.5%) per annum and shall be paid in cash quarterly on                     ,                     ,                    and                         , commencing on                          (each a “Quarterly Payment Date”).  If the last day of the calendar quarter is a Saturday, Sunday or business holiday under the laws of the State of Nevada, the payment that would otherwise be due thereon instead shall be due on the next-succeeding business day, and such extension of time shall be included in computing the interest due in respect of said payment.  From and after the second anniversary of the date of this agreement until the Maturity Date, interest shall accrue with respect to the unpaid principal amount of this Note at a rate of LIBOR plus four percent (4%) and the principal amount of this Note shall be automatically increased by the amount of the accrued interest on each Quarterly Payment Date.  Interest shall be computed on the basis of a 360-day year and a 90-day calendar quarter and on the actual number of days elapsed in any period of less than one calendar quarter.  All accrued and unpaid interest shall be due and payable on the Maturity Date.

1.3                                 Prepayment.  The Borrower may prepay, in whole or in part, the principal outstanding and/or the interest accrued hereunder.  The Borrower shall be required to use the after-tax cash proceeds realized from the sale of Class A Units or Class B Units to prepay the outstanding principal and/or interest accrued interest hereunder.  All prepayments shall first be applied to pay accrued but unpaid interest and then to repay outstanding principal.

1.4                                 Acceleration.  Upon the occurrence of an Event of Default (as defined below), the Secured Party may declare the entire principal amount of this Note plus accrued but unpaid interest to be immediately due and payable and take any other action allowed by law; provided, however, that such amounts shall become immediately due and payable without any action of the Secured Party in the event of an Event of Default described under clause (a) of the definition of “Event of Default.”  The occurrence of any of the following shall be deemed to be an event of default (an “Event of Default”) hereunder: (a) bankruptcy, attachment, receivership or similar liquidation event of the Borrower; (b) the breach in any material respect of any covenant of the Borrower in this Note; (c) any representation or warranty of the Borrower in this Note is false or misleading in any material respect when made; or (d) the Borrower sells, transfers or disposes of all or any portion of the Pledged Interests (as defined below) other than the grant of the security interest in the Pledged Interests pursuant to this Note.

1.5                                 Manner of Payment.  Payments hereunder shall be made by the Borrower to the Secured Party for the benefit of the Secured Party, at the option of the Secured Party, by wire transfer to the account, or by check at the address, in either case provided to the Borrower by the Secured Party in writing, in immediately available lawful money of the United States of America without any deduction whatsoever, including, but not limited to, any deduction for any set off or counterclaim.

2.                                       Security Grant.  As security for the prompt and complete payment and performance of all of its obligations under this Note, subject to the receipt of all approvals required under the Gaming Laws, the Borrower does hereby grant to the Secured Party a continuing lien on and security interest in all of the right, title and interest of the Borrower in, to and under the Pledged Interests, wherever located.  The Borrower agrees to execute and deliver promptly to the Secured Party any and all documents or instruments reasonably deemed by the Secured Party to be necessary to perfect the security interest granted hereby.  “Pledged Interests” means all of the Borrower’s right, title and interest in [      (    )] of the Borrower’s Class A Units of Fertitta Partners, together with all certificates (if any) evidencing the same; provided, that such amount of Class A Units shall be adjusted pursuant to Section 3.1(d)(ii) of Fertitta Partners Operating Agreement.

3.                                       Remedies; Rights upon Default.

(a)                                  In addition to all other rights and remedies granted to it under this Note, if any Event of Default shall have occurred and be continuing, subject to Gaming Laws, the Secured Party may exercise all of its rights and remedies as a secured party under the Code.  The Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Party, the whole or any part of said Pledged Interests so sold, free of any right or equity of redemption, which equity of redemption the Borrower hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.

(b)                                 Until the Secured Party is able to effect a sale, lease or other disposition of the Pledged Interests, subject to Gaming Laws, the Secured Party shall have the right to hold or use the Pledged Interests, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Pledged Interests or their value or for any other purpose deemed appropriate by the Secured Party.  The Secured Party shall have no obligation to the Borrower to maintain or preserve the rights of the Borrower as against third parties with respect to the Pledged Interests while the Pledged Interests are in the possession of the Secured Party.  The Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Pledged Interests and to enforce any of the Secured Party’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.  The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the repayment of this Note, and only after so paying over such net proceeds, and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Borrower.  To the maximum extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Secured Party arising out of the repossession, retention or sale of the Pledged Interests except such as arise solely out of the gross negligence or willful misconduct of the Secured Party as finally determined by a court of competent jurisdiction.  The Borrower agrees that ten (10) days prior notice by the Secured Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.

(c)                                  Except as otherwise specifically provided herein the Borrower hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Note or any the Pledged Interests.

(d)                                 (i)                                     The Secured Party hereby agrees that, except as set forth in Section 3(d)(ii) below, its rights under and in respect of this Note and any claim or liability under or reflected by this Note, including in any assertion of this Note or such claims or liabilities against the Borrower, shall be limited to satisfaction out of, and enforcement against, the Pledged Interests and the additional Class A Units and Class B Units held by the Named Executive Members.  If any Event of Default shall occur and be continuing, the Secured Party agrees that, except as set forth in Section 3(d)(ii) below, it shall not have the right to proceed directly or indirectly against the Borrower or against its properties and assets (other than the Pledged Interests) for the satisfaction of this Note.  The foregoing acknowledgments and agreements shall survive the termination of this Note and shall be enforceable by the Borrower.

(ii)                                  Notwithstanding the foregoing, it is expressly understood and agreed, however, that nothing contained in the above paragraph shall in any manner or any way (i) constitute or be deemed to be a release of the obligations under this Note or the obligations secured by the liens and security interests and possessory rights created by or arising from this Note, or impair the enforceability of such liens, security interests and possessory rights, in each case against the Pledged Interests, (ii) affect or diminish any written obligation, covenant or agreement of the Borrower to which such Person is a party, except for the limitation of recourse with respect to this Note and any claim or liability under or reflected by this Note, or (iii) affect or diminish any rights of any person against any other person arising from misappropriation or misapplication of any funds or for such other person’s fraud, gross negligence or willful misconduct.

4.                                       Representations and Warranties of the Borrower.  Borrower hereby represents and warrants to the Secured Party that the Borrower has full power and authority to execute and deliver this Note and to perform its obligations hereunder.  The execution and delivery by the Borrower of this Note and the performance by the Borrower of its obligations hereunder, has been duly and validly authorized by all necessary action, and no other action on the part of any of them is required to authorize the execution, delivery and performance of this Note.  This Note has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

5.                                       Covenants.  Borrower hereby covenants and agrees that, without the consent of the Secured Party, it will not create any liens, encumbrances or other security interests of any kind or nature whatsoever in the Pledged Interests.

6.                                       Amendment Provisions.  This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Borrower and the Secured Party, and then only to the extent set forth therein.  Any amendment to this Note will require the approval of the Nevada Gaming Authorities to be effective.

7.                                       Severability.  If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Borrower and the Secured Party.

8.                                       Binding Effect; Assignment.  This Note shall be binding upon, and shall inure to the benefit of, the Borrower and the Secured Party thereof and their respective successors and permitted assigns.  This Note and the obligations of the Borrower set forth herein are not assignable in whole or in part by the Borrower.  This Note shall not be assignable by the Secured Party without the prior written consent of the Borrower other than to an Affiliate of the Secured Party.

9.                                       Effect of Waiver.  No delay or omission on the part of any Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Secured Party, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  The Borrower, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind.

10.                                 Notices.  Any notice required by any provision of this Note to be given to the Secured Party or the Borrower shall be in writing and may be delivered by personal service or facsimile or sent by registered or certified mail, return receipt requested, with postage thereon fully prepaid.  All such communications shall be addressed as follows:

If to the Secured Party:

If to Borrower:

11.                                 Headings and Governing Law/Venue.  The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note.  The validity, meaning and effect of this Note shall be determined in accordance with the laws of the State of Nevada, without regard to principles of conflicts or choice of law.

12.                                 WAIVER OF JURY TRIAL.  THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

13.                                 Expenses.   Each of the Borrower and the Secured Party shall bear its own costs and expenses incurred in connection with the enforcement or collection of this Note and the lien created hereunder, including attorney’s and accountant’s fees and expenses, provided that the prevailing party in any litigation shall be entitled to reimbursement from the other party for all reasonable costs and expenses, including attorney’s and accountant’s fees, incurred in connection with such litigation.

IN WITNESS WHEREOF, the Borrower has duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date hereinabove written.

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By:
Name:
Title: